EXHIBIT 99.1

Fairness Opinion

Related to the Acquisition of

CPM Medical Consultants, LLC by

Fuse Medical, Inc.

December 12, 2017

Prepared for:

Board of Directors

Fuse Medical, Inc.

EXHIBIT 99.1

December 12, 2017

Board of Directors

Fuse Medical, Inc.

1565 North Central Expressway

Suite 220

Richardson, TX 75080

Dear Members of the Board:

ValueScope, Inc. has been engaged to advise Fuse Medical, Inc. (“Fuse”) and its Board of Directors as to the fairness of the consideration to be paid by Fuse for the purchase of all of the stock of CPM Medical Consultants, LLC (“CPM”) as outlined in Fuse’s Purchase Agreement (the “Purchase Agreement”) dated December 11, 2017.  Our analysis is based on available financial information as of June 30, 2017 (the “Valuation Date”).

Based on a review of the Purchase Agreement, it is our understanding that the total possible consideration for the transaction is equal to $36,000,000 over multiple future payments.  These payments will consist of $10,000,000 worth of Fuse membership interests at closing (the “Equity Consideration”), ten possible earn out payments of $1,600,000 beginning on March 31, 2019 (the “Initial Earn Out Payments”), and ten potential bonus earn out payments equal up to $10,000,000 total (the “Bonus Earn Out Payments”).

Our opinion is based on a review of publicly available business and financial information relating to Fuse.  We have also reviewed internal financial and operating information related to CPM, including financial forecasts prepared by CPM’s management (the “Management”).

This opinion is based on financial analyses prepared in accordance with generally accepted valuation standards.  These procedures included substantive valuation tests that we considered necessary and appropriate under the circumstances.

We are not acting as the financial advisor to CPM or to Fuse or its shareholders in connection with this acquisition.  It is understood that this letter is for the use of the Board of Directors and shareholders of Fuse and may be quoted, referred to, in whole or in part, in Fuse’s proxy statement.  We understand that this letter may be filed with the Securities and Exchange Commission (SEC) by Fuse as part of Fuse’s Information Statement. This letter is not to be used with any other document in connection with the proposed merger, without the express written consent of ValueScope, Inc.

VALUESCOPEPage 2

EXHIBIT 99.1

Our analyses included, but were not necessarily limited to, the following procedures:

•	A review of the Purchase Ageement dated December 11, 2017 to purchase all of the Membership Units of CPM Medical Consultants, LLC from NC 143 Family Holdings, LP by Fuse Medical, Inc.

•	A review of Fuse’s publicly available financial statements for the fiscal years ended December 31, 2013 through December 31, 2016 and the trailing twelve-month period ended June 30, 2017.

•	A review of Management’s projected income statements for CPM for the period 2017 through 2021.

•	A review of information relating to CPM’s industry and similar companies.

•	Discussions with Management regarding the historical and projected operating performance of CPM.

•	Discussions with Management regarding CPM’s industry with respect to guideline companies and transactions.

•	A review of publicly available historical and financial information related to Fuse.

•	A review of Fuse’s recent trading activity on the Over-the-Counter Bulletin Board quotation service.

•	A review of pricing data of comparable guideline companies and industry transactions existing as of the Valuation Date.

•	A review of the Fuse’s capital table.

We have not independently verified any of the foregoing information and have relied upon its completeness and accuracy in all material aspects.  With respect to the financial forecasts, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates of Management as to the expected financial performance of CPM.

Based upon and subject to the foregoing, including the various assumptions and limitations as set forth herein, it is our opinion that the consideration to be paid by Fuse for the outstanding stock of CPM as outlined in the Purchase Agreement is FAIR to the shareholders of Fuse from a financial point of view.

VALUESCOPEPage 3

EXHIBIT 99.1

Our value calculations are presented in the Summary Schedule and in the tables below.

VALUESCOPEPage 4

EXHIBIT 99.1

We are independent of Fuse and CPM and have no current or prospective economic interest in Fuse’s shares that are the subject of this opinion.  Our fee for this opinion was in no way influenced by our conclusion.

Respectfully submitted,

ValueScope, Inc.

Steven C. Hastings, CPA/ABV/CFF, CGMA, ASA, CVA

Principal

VALUESCOPEPage 5

EXHIBIT 99.1

APPENDIX A - FUSE OFFER

Purchase Price

Fuse Medical, Inc. (the “Buyer”) will purchase the membership interest units (the “Securities”) of CPM from NC 143 Family Holdings, LP (the “Seller”) in the amount of $10,000,000 to be paid in membership interests (“Membership Interest”) and up to $26,000,000 based on the future financial performance of the Buyer and Seller following the closing of the transaction (the “Transaction”).

Equity Component

The purchase price for the Securities of CPM would be paid in part by issuance of $10,000,000 worth of Membership Interests valued at $0.20 per Membership Interest at the closing of the Transaction (the “Closing Date Purchase Price”).  The $0.20 price was negotiated by CPM’s ownership and the Buyer and is in excess of Fuse’s pre-transaction intrinsic value.

Proposed Structure of the Earn Outs

Additionally, the Seller is entitled to receive additional consideration based on the future earnings before interest, taxes, depreciation and amortization and adjusted for charges to earnings taken as a result of compensation expense for equity issuances (“Adjusted EBITDA”) of the buyer and seller or an earn out payment. There are two structured earn outs as part of the sales price of the Transaction.

Initial Earn Out

The Seller shall receive an earn out payment equal to $16,000,000 ("Initial Earn Out Amount") if Adjusted EBITDA for the 2018 calendar year is equal to or greater than the 2017 calendar year Adjusted EBITDA ("2017 Adjusted EBITDA Hurdle"), which if earned, shall be paid in ten equal payments beginning March 31, 2019.

If the 2017 Adjusted EBITDA Hurdle is not met in the calendar year 2018 or if the 2019 calendar year Adjusted EBITDA is equal to or greater than the 2017 Adjusted EBITDA Hurdle, Seller shall receive a payment equal to $15,000,000, which if earned, shall be paid in nine equal installments.

The Seller will be able to earn a reducing share of the Initial Earn out Amount. If not earned in the prior year, each year thereafter upon meeting or exceeding the 2017 EBITDA Hurdle. This is provided that each year that elapses, the Initial Earn Out Amount shall be decreased by $1,000,000.

Bonus Earn Out

The Seller shall also receive earn out payment(s) based on hurdles from 2018 through and including 2034 up to an amount equal to $10,000,000 (“Bonus Earn Out”). Based on

VALUESCOPEAppendix A | Page 1

EXHIBIT 99.1

the following structure:

(i)If the combined Adjusted EBITDA of the Buyer and Seller is less than three million, seven hundred fifty thousand dollars ($3,750,000) from January 1 of each year through that December 31 (for all years 2018 through and including 2034), each earn out payment will be equal to ten percent (10%) of the Adjusted EBITDA amount.

(ii)If the combined Adjusted EBITDA of Buyer and Seller is equal to or greater than three million, seven hundred fifty thousand dollars ($3,750,000) from January 1 of each year through that December 31 (for all years 2018 through and including 2034), each earn out payment will be equal to twenty percent (20%) of the Adjusted EBITDA amount.

(iii)If the combined Adjusted EBITDA of Buyer and Seller is equal to or greater than five million dollars ($5,000,000) from January 1 of each year through that December 31 (for all years 2018 through and including 2034), Seller shall receive an amount equal to thirty percent (30%) of the EBITDA Amount up to the Earn Out Amount, not to exceed the Earn Out Amount.

Items (i), (ii), (iii) are summarized below:

Hurdle EBITDA	Earn Out Payments
<$3,750,000	10% of EBITDA
≥$3,750,000 and < $5,000,000	20% of EBITDA
≥$5,000,000	30% of EBITDA

Change of Control

A "Change of Control" shall mean at any time that Mark Brooks (or his affiliate) does not beneficially own at least 50% of the common stock of Buyer. In the event of a Change of Control, Buyer shall grant to Seller a promissory note bearing interest at a rate of 3% per annum, payable in equal monthly installments over a term of ten years as follows:

Initial Earnout Amount plus the prorated Bonus Earnout Amount minus all earn out payments paid to Seller prior to the Change of Control.

The Pro-Rated Bonus Earnout Amount shall be calculated as follows:

     Buyer Enterprise Value on a Change of Control - $30,000,000

=

                                    $20,000,000

Buyer Enterprise Value on a Change of Control shall be calculated as follows:

= EBITDA as of most recent fiscal year end ×10

VALUESCOPEAppendix A | Page 2

EXHIBIT 99.1

Buyer has calculated the Closing Date Purchase Price on the basis of information currently known to Buyer and on the assumptions that:

•

Working capital at the closing of the Transaction is $100,000, calculated in accordance with GAAP consistently applied. The Closing Date Purchase Price payable at closing would be increased or decreased based on changes in the Company’s working capital, on a dollar-for-dollar basis; and

•	No material negative information will arise in the course of due diligence.

Buyer and Seller shall mutually agree on the allocation of the Closing Date Purchase Price, provided, however, Seller shall determine the allocation between personal goodwill and corporate goodwill and the allocation to any non-competition provision shall be $50,000.

Working Capital Adjustment

Working capital at the closing of the Transaction is $100,000, calculated in accordance with GAAP consistently applied. The Closing Date Purchase Price payable at closing would be increased or decreased based on changes in the Company’s working capital, on a dollar-for-dollar basis

Additional Consideration

Buyer and Seller shall mutually agree on the allocation of the Closing Date Purchase Price, provided, however, Seller shall determine the allocation between personal goodwill and corporate goodwill and the allocation to any non-competition provision shall be $50,000.

VALUESCOPEAppendix A | Page 3

EXHIBIT 99.1

APPENDIX B - VALUATION ANALYSIS

Description of the Transaction

In the Purchase Agreement (the “Purchase Agreement”) dated December 11, 2017, Fuse Medical, Inc. (“Fuse”) offered to acquire CPM Medical Consultants, LLC in exchange for a total possible consideration equal to $36,000,000 over multiple future payments.  These payments will consist of $10,000,000 worth of Fuse shares at closing (the “Equity Consideration”), ten possible earn out payments of totaling a maximum of $16,000,000 (the “Initial Earn Out Payments”), and potential bonus earn out payments equal up to $10,000,000 total (the “Bonus Earn Out Payments”).

CPM Medical Consultants, LLC (“CPM”)

CPM Medical Consultants, LLC is a Texas limited liability company and was founded by and wholly owned by Mark Brooks.  CPM is believed to be the largest U.S. privately‐held stocking distributor of orthopedic implants for spines, total joints, sports medicine, trauma, and feet and ankles. CPM also provides an array of related surgical products which include regenerative tissue to support orthopedic surgeries and wound care.

CPM primarily operates as a stocking distributor, whereby CPM purchases product directly from manufacturers pursuant to contracts that are volume based. Certain manufacturer contracts contain exclusivity provisions allowing for CPM to be the sole distributor for the manufacturer in certain hospitals, counties, or states. CPM is a Food & Drug Administration (“FDA”) approved tissue storage and shipping facility. Headquartered in Richardson, Texas, CPM has customers and distributors in over 16 states.

Fuse Medical, Inc. (“Fuse”)1

Fuse Medical, Inc., together with its subsidiaries, distributes healthcare products and supplies to ambulatory surgical centers and hospitals, and physicians primarily in the United States.  It offers plates and screws for internal fixation of small bone fractures; human allografts of bone chips and tendons; regenerative amniotic tissues and fluids; osteobiologics; and other related surgical products for use in various surgical procedures.

Fuse was founded in 2012 and is headquartered in Fort Worth, Texas.

[1]	Fuse business description provided by Capital IQ

VALUESCOPEAppendix B | Page 1

EXHIBIT 99.1

Overview of the U.S. Economy

According to the third estimate released by the Bureau of Economic Analysis (BEA), the U.S. economy increased in the second quarter of 2017, with real gross domestic product (GDP) increasing at an annual rate of 3.1%. In the first quarter, real GDP increased by 1.2%.  The increase in real GDP in the second quarter reflected positive contributions from PCE, nonresidential fixed investment, exports, federal government spending, and private inventory investment that were partly offset by negative contributions from residential fixed investment and state and local government spending.  Imports, which are a subtraction in the calculation of GDP, increased.2

Forecasters surveyed by the Federal Reserve Bank of Philadelphia projected a 2.6% annual real growth rate for this quarter and 2.3% next quarter.  The forecasters predict that real GDP will grow 2.1% in 2017, 2.4% in 2018, 2.2% in 2019, and 2.0% in 2020.  The forecasts for 2017, 2018, and 2020 are lower than previous estimates while the forecast for 2019 is higher than previous estimates.3

Employment

Nonfarm payroll employment, according to the Bureau of Labor Statistics (BLS), rose by 156,000 in August 2017.  The unemployment rate in August 2017 was 4.4%.  The BLS reported job gains in manufacturing, construction, professional services, health care, and mining.4

Forecasters surveyed by the Federal Reserve Bank of Philadelphia predicted that the unemployment rate will average 4.4% in 2017, 4.2% in 2018, 4.3% in 2019, and 4.3% in 2020.5

Inflation

According to the BLS, inflation, as measured by changes in the Consumer Price Index for All Urban Consumers (CPI-U), increased 0.4% in August 2017 on a seasonally adjusted basis.  Over the previous 12 months, the all items index increased 1.9% before seasonal adjustment.  August’s increase was a larger rise than the 1.7% increase for the twelve months ending July 2017.  The index for all items less food and energy remained at 1.7% for the fourth month in a row.  The energy index rose 6.4% over the last year, while the food index increased 1.1%.6

[2]	U.S. Department of Commerce, Bureau of Economic Analysis, Gross Domestic Product: Second Quarter 2017 (Third Estimate), September 28, 2017
[3]	Federal Reserve Bank of Philadelphia, Third Quarter 2017 Survey of Professional Forecasters, August 11, 2017
[4]	United States Department of Labor, Bureau of Labor Statistics, The Employment Situation: August 2017, September 1, 2017
[5]	Federal Reserve Bank of Philadelphia, Third Quarter 2017 Survey of Professional Forecasters, August 11, 2017
[6]	United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index: August 2017, September 14, 2017

VALUESCOPEAppendix B | Page 2

EXHIBIT 99.1

According to forecasters surveyed by the Federal Reserve Bank of Philadelphia, inflation is expected to average 1.7% in 2017, 2.2% in 2018, and 2.3% in 2019.  Over the next ten years, forecasters expect CPI inflation to average 2.25% annually.7

Interest Rates

The interest rate on the three-month Treasury bill increased from 0.26% as of June 30, 2016 to 1.01% as of June 30, 2017.8  The interest rate on the ten-year Treasury note increased from 1.49% as of June 30, 2016 to 2.31% as of June 30, 2017.9

Source: Federal Reserve Economic Data

As of September 30, 2017, the yields on Moody’s Aaa-rated corporate bonds and Baa-rated corporate bonds were 3.62% and 4.33%, respectively.10

[7]	Federal Reserve Bank of Philadelphia, Third Quarter 2017 Survey of Professional Forecasters, August 11, 2017
[8]	Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: DTB3, 3-Month Treasury Bill: Secondary Market Rate, last accessed October 31, 2017
[9]	Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: DGS10, 10-Year Treasury Constant Maturity Rate, last accessed October 31, 2017
[10]

Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: DAAA, Moody's Seasoned Aaa Corporate Bond Yield©, Series: DBAA, Moody's Seasoned Baa Corporate Bond Yield©, last accessed October 31, 2017

VALUESCOPEAppendix B | Page 3

EXHIBIT 99.1

Corporate Profits

According to the BEA, profits from current production (corporate profits with inventory valuation and capital consumption adjustments) increased $14.4 billion in the second quarter, in contrast to a decrease of $46.2 billion in the first quarter.11

Stock Markets

The S&P 500 opened at 2,168.27 on September 30, 2016 and closed higher at 2,519.36 on September 29, 2017.  The NASDAQ Composite index opened at 5,312.00 on September 30, 2016 and closed higher at 6,495.96 on September 29, 2017. 12

Source: Federal Reserve Economic Data

Consumer Confidence

The Conference Board reported that the Consumer Confidence Index increased in September 2017 to 120.6.13  The index is based on a survey of consumer perceptions of present economic conditions and expectations of future conditions.  The survey is based on a representative sample of 5,000 U.S. households and is considered a leading indicator of future consumer expenditures and economic activity.

[11]	U.S. Department of Commerce, Bureau of Economic Analysis, Corporate Profits: Second Quarter 2017 (Revised Estimate), September 28, 2017
[12]	Federal Reserve Bank of St. Louis, Federal Reserve Economic Data, Series: SP500, S&P500©, and NASDAQCOM, NASDAQ Composite Index©, last accessed July 14, 2017
[13]	The Conference Board, Consumer Confidence Index, October 31, 2017

VALUESCOPEAppendix B | Page 4

EXHIBIT 99.1

Industry Review14

The medical supplies wholesaling industry (the “Industry”) distributes dental and medical supplies and equipment intended to improve or maintain health. Demand for wholesale activities associated with these products is highly correlated with demand for the products themselves. The median age of the population has risen over the past five years; as a result, the number of age-related nonelective procedures performed in the United States increased as well. Accordingly, the Industry revenue has increased steadily over the five years to 2017.

In particular, demand for medical devices used in elderly care has increased over this period and is expected to continue rising over the next five years. Rising product prices have also supported industry growth. Over the five years to 2017, Industry revenue is expected to increase at an annualized rate of 1.9% to total $193.8 billion, including a 2.3% increase in 2017. Revenue growth began to slow down as the Patient Protection and Affordable Care Act took effect and further regulated the Industry. In addition, as a result of consolidation among medical device manufacturers, wholesalers must take on most increases in input costs, thus limiting their profit margins. However, due to only slight increases in commodity prices, profit margins have grown over the past five years to 6.8% in 2017.

Over the five years to 2022, Industry revenue is projected to grow at an annualized rate of 3.0% to $224.2 billion. Revenue is projected to rise as healthcare providers continue to invest in new equipment to keep up with growing demand for healthcare services. New product development by medical device manufacturers will also contribute to Industry growth by offering new solutions to health issues. Mergers and acquisitions among medical device manufacturers will cause wholesalers to consolidate to maintain negotiating power and meet demands of newly expanded customers. Consolidation will help Industry operators reduce costs, therefore leading to a rise in profit margins.

Products & Markets

Sales of high-priced medical instruments fluctuate substantially from year to year, principally as providers replace aging equipment with newer technologies. However, newly developed high technology electromedical, interventional cardiology and orthopedic products have consistently helped boost growth shipments of wholesale medical devices. These high-technology products have increased as a percentage of total Industry sales due to increased demand by doctors and patients for less-invasive, innovative products that improve the quality of patients’ lives and disease diagnosis and treatment. However, while advanced technology can fluctuate in price, the rest of the Industry is made up of less advanced products. Demand for these types of goods is fairly constant from year to year, because their prices are indirectly determined by patients. Prices for these goods are responsive to patient demographics and major population trends.

[14]	Information for this section taken from IBISWorld Industry Report 42345 – Medical Supplies Wholesaling in the U.S., dated October 2017.

VALUESCOPEAppendix B | Page 5

EXHIBIT 99.1

Major Markets

The overall healthcare market is characterized by healthcare providers that are consolidating into larger and more sophisticated entities to lower their total costs. Many of these providers have sought to lower total costs by taking advantage of value-added services offered by medical and surgical supply wholesalers. This trend has in turn driven consolidation within the Iindustry due to the competitive advantages that larger operators experience. Such economies of scale include the ability to serve nationwide customers, negotiate prices, buy inventory in large volumes and develop sophisticated technology platforms.

Competitive Structure Benchmarks

Profit

Operating profit, defined as earnings before interest and taxes, represents 6.8% of revenue for the average Industry wholesaler. Over the five years to 2017, profit has increased as a result of rising product prices and mounting demand. However, the 2.3% medical excise tax has cut into margins somewhat, and volume growth has been slightly offset by the negative impact of commodity price fluctuation on the cost of products sold. Despite this, increased healthcare spending has resulted in increased demand for Industry products.

Purchases

As is the case in most wholesaling industries, purchases account for the largest share of an average company’s revenue. The input costs for a particular company depend on the effect of supplier price changes and the impact of changes in inventory mix, but on average, purchases account for 73.3% of Industry revenue. A company’s ability to sustain gross margins partially depends on favorable terms and incentives from suppliers and suppliers’ continuing use of third-party distributors to sell and deliver their products. As an Industry company refines their supplier relationships, the percentage of revenue dedicated to purchases will decrease slightly. Industry operators can also keep purchasing costs down by entering into agreements with group purchasing organizations that negotiate distribution contracts on behalf of their members. Nonetheless, Industry purchase costs have gone up in recent years, due in part to the Patient Protection and Affordable Care Act’s imposition of an excise tax on some Industry-wholesaled medical devices; some upstream manufacturers have incorporated this new cost into the price of their products, thus increasing purchase costs for Industry wholesalers.

Wages

Labor costs account for an estimated 11.7% of revenue. Over the five years to 2017, wage costs have risen as the Industry has increasingly distributed more high-tech products, which require more advanced storage and transportation solutions. To offer wholesaling solutions that cater to these products, Industry operators have hired more highly paid engineers and other specialists to design storage and transport systems to

VALUESCOPEAppendix B | Page 6

EXHIBIT 99.1

handle these new products.

Other costs

Most Industry participants incur minimal marketing expenses, relying heavily on existing arrangements with suppliers and customers. However, to win new business and retain current clients, participants perform promotional activities such as distributing reminder gifts, note pads and pens. Additionally, Industry operators are increasingly advertising and selling via the internet, reducing the costs spent on other advertising forms. Depreciation expenses account for 0.8% of revenue. As the Industry continues to improve technologically, wholesale operators will look to implement more advanced machinery and equipment and capital costs will likely increase accordingly. Other Industry costs include insurance, repairs and legal fees.

Valuation Methodology

There are three conceptually distinct methodologies that can be applied to determine the fair market value of a business or asset: (a) the income approach, (b) the market approach, and (c) the cost approach.  Each of these generally accepted valuation methodologies are considered in the appraisal process and are more or less relevant given the nature of the business and the observable data used to apply the method.

The income and market approaches were utilized to arrive at a conclusion of value for Fuse’s post-transaction equity.  The market and cost approaches were utilized to determine the conclusion of a pre-transaction value for Fuse’s equity on a per share basis.  The income approach directly measures the value of a company by estimating the expected cash flows derived from the business.  The market approach provides an indication of value by observing the market value of guideline companies based on various pricing measures or transactions.  The cost approach estimates the value based on consideration of the contribution to value by all the operating assets (tangible and intangible) of the business.

Summary of Supporting Schedules

Historical Financial Review of Fuse

The historical financial information for Fuse for the fiscal years ended December 31, 2013 through December 31, 2016 and the trailing twelve-month period (TTM) ended June 30, 2017 (collectively, the “Review Period”) is presented in Schedules A.1 through A.3.  Schedule A.1 presents Fuse’s income statements for the Review Period, as issued in public filings with the Securities and Exchange Commission (SEC).

Fuse’s total revenue increased from $0.833 million at the end of fiscal year 2013 to $1.677 million reported at the end of fiscal year 2015.  Fuse’s revenue then decreased to $0.737 million by TTM ending June 30, 2017.  Fuse’s SEC filings reported cost of sales of $0.249 million fiscal 2013 and $0.265 million for the TTM 2017.  Cost of sales as a percentage of revenue as presented in the SEC filings ranged from 29.9% to 51.6% during the Review

VALUESCOPEAppendix B | Page 7

EXHIBIT 99.1

Period.  Selling, general and administrative expenses (SG&A) decreased during the Review Period, from $1.166 million in 2013 to $0.913 million by TTM 2017.  SG&A expense as a percentage of revenue fluctuated between 107.6% and 156.2% during the Review Period.

Fuse reported earnings before interest, taxes, depreciation and amortization (EBITDA) of -$0.583 million in 2013, -$1.014 million in 2014, -$0.792 million in 2015, -$0.490 million in 2016, and -$0.441 million in the TTM 2017.  Fuse’s historical income statements are presented in Schedule A.1

Fuse’s total assets increased from $0.535 million as of December 31, 2013 to $0.719 million as of June 30, 2017.  Current assets increased along with total assets from $0.534 million as of December 31, 2013 to $0.710 million as of June 30, 2017.  Fuse’s total liabilities stayed relatively flat during the Review Period, ranging from $0.317 million to $0.433 million.  Shareholders’ equity increased from $0.102 million as of December 31, 2013 to $0.327 million as of June 30, 2017.  Fuse’s historical balance sheets are presented in Schedule A.2.  Select financial and operating ratios are presented in Schedule A.3.

Historical Financial Review of CPM

The historical financial information for CPM for the fiscal years ended December 31, 2013 through December 31, 2016 and the trailing twelve-month period (TTM) ended June 30, 2017 (collectively, the “Review Period”) is presented in Schedules A.4 through A.6.

CPM’s total revenue increased during the Review Period, from $17.323 million at the end of fiscal year 2013 to $27.190 million in TTM 2017.  CPM’s cost of sales moved with revenues, increasing from $9.472 million in 2013 to $13.843 million by TTM 2017.  Cost of sales as a percentage of revenue ranged from 42.7% to 59.8% during the Review Period.  Selling, general and administrative expenses (SG&A) increased overall during the Review Period, from $6.973 million in 2013 to $10.635 million by TTM 2017.  SG&A expense as a percentage of revenue fluctuated between 37.8% and 62.7% during the Review Period.

CPM reported earnings before interest, taxes, depreciation and amortization (EBITDA) of $0.878 million in 2013, -$4.610 million in 2014, $2.686 million in 2015, $3.232 million in 2016, and $2.712 million in the TTM 2017.  CPM’s historical income statements are presented in Schedule A.4.

CPM’s total assets increased from $13.728 million as of December 31, 2013 to $17.362 million as of June 30, 2017.  Current assets accounted for almost all of total asset throughout the Review Period.  CPM’s total liabilities consisted of current liabilities and decreased during the Review Period, from $8.752 million as of December 31, 2013 to $6.783 million as of June 30, 2017.  Shareholders’ equity increased from $4.976 million as of December 31, 2013 to $10.579 million as of June 30, 2017.  CPM’s historical balance sheets are presented in Schedule A.5.  Select financial and operating ratios are presented in Schedule A.6.

Income Approach – Discounted Cash Flow Model

VALUESCOPEAppendix B | Page 8

EXHIBIT 99.1

The projected revenue and expenses in the discounted cash flow (DCF) model were based on a review of Management’s projected income statements for the fiscal years ending December 31, 2017 through December 31, 2021 and discussions with Management regarding long-term growth.  The nominal growth rate consists of a long-term inflation estimate of 2.25% and a real revenue growth rate.  Management’s projected income statement implies nominal revenue growth of 6.0% year-over-year from 2017 to 2021.

The projected cost of sales as a percentage of revenue is based on Management projections and decreases from 55.6% of revenue in 2017 to 51.0% of revenue in 2021.  Projected cost of sales is then estimated to equal 50.0% of revenue through the rest of the projection period.   Projected SG&A expenses are based on Management projections and are expected to decrease from 36.3% of revenue in 2017 to 35.0% of revenue in 2021.  Operating efficiencies and economies of scale are expected to drop SG&A to 31.0% of revenue by the residual period.  The projected revenue and expenses are presented in Schedule B.1 and the projected income statements are presented in Schedule B.2.

The projected balance sheets (Schedule B.3) and capital expenditures (Schedule B.4) were determined based on historical financial information and ratios with input from Management.

In determining the valuation of Fuse’s post-transaction equity utilizing the DCF model, we derived a weighted average cost of capital (WACC) for Fuse.  The two components of the WACC calculation are the firm’s cost of equity capital and the firm’s cost of debt.  We estimated Fuse’s cost of equity capital to be 13.4% and its cost of debt to be 2.8% after-tax.  Applying a market debt/capital ratio of 17.2%, Fuse’s WACC was estimated to be 11.6%.  The calculation of the WACC is presented in greater detail in Schedule B.6.

Based upon the forecasts and methodologies of the DCF method, it is our opinion that Fuse’s post-transaction equity value, as of June 30, 2017, can be reasonably stated as $32.332 million.  These calculations are presented in Schedule B.7.

Market Approach - Guideline Public Company Method

The market approach analysis included an examination of guideline companies and pricing measures and industry transactions observable in the public and private markets.

We determined a conclusion of value based on a review of the pricing multiples of guideline companies.  Based on discussions with Management and our own due diligence, we identified eight publicly traded guideline companies.  We calculated and reviewed pricing multiples for each comparable company and as a group.  Based on our analysis, we reviewed the mean, median, and 25th percentile of the enterprise value (EV) to sales multiples, the enterprise value (EV) to EBITDA multiples, and the enterprise value (EV) to EBIT multiples to derive a range of value.

The 25th percentile of the observed EV/EBITDA multiples of 12.9x was applied to Fuse’s 2018 projected EBITDA value.  The 2018 projected EBITDA value was selected as it allows

VALUESCOPEAppendix B | Page 9

EXHIBIT 99.1

for the completion of the transaction, gives Management the opportunity to begin executing their plan, and provides a better estimation of the operations of the post-transaction entity going forward.  The unadjusted enterprise value (a future value) is then discounted using the WACC to arrive at the adjusted enterprise value (a present value).  We then added cash and subtracted debt to arrive at the implied equity value on a minority, marketable basis.  A control premium of 32.4%15 was then applied to determine the total equity value, on a controlling basis, of $31.828 million.  The guideline public company analysis is presented in Schedules C.1 through C.2.

Market Approach – Merger & Acquisition Method

Our transaction search was based upon proprietary research of target companies within the industry and discussions with Management.  After a review of numerous transactions, we identified 12 transactions that we believe are relevant to Fuse and the potential acquisition.

We reviewed EV/Sales and EV/EBITDA multiples.  We selected an average of the mean and 75th% EV/EBITDA multiples to apply to Fuse’s 2018 EBITDA.  The unadjusted enterprise value (a future value) is then discounted using the WACC to arrive at the adjusted enterprise value (a present value).  After applying the discount factor, the adjusted enterprise value is $33.656 million.  We then added cash and subtracted debt to determine a concluded equity value of $31.276 million.  The merger and acquisition analysis is presented in Schedule D.

Post-Transaction Equity Value

We utilized the income approach and the market approach to derive conclusions of value for Fuse’s post-transaction equity on a controlling-interest basis.  The conclusion of value from the DCF model was the highest calculated value in our analysis and equals $32.332 million.  The two market approaches indicate a value between $31.276 million and $31.828 million.  The income and market approaches were weighted equally and resulted in a concluded equity of $32.0 million, as presented in Schedule E.

[15]

A 32.4% control premium is based median control premium from the Mergerstat database for SIC 8742 – Medical, Dental, and Hospital Equipment and Supplies.  Schedule F.2 provides a breakdown of the Mergerstat data and the control premiums for the identified M&A transactions.

VALUESCOPEAppendix B | Page 10

EXHIBIT 99.1

Fuse Pre-Transaction Share Price

We also reviewed Fuse’s historical trading history and share prices.  As a publicly traded company the current share price of Fuse is not a reliable indicator of the value the market has placed on the company.

Historical Fuse share prices are presented in the table below.

Fuse Historical Share Price
March 31, 2016	$0.15
June 30, 2016	$0.13
September 30, 2016	$0.11
December 31, 2016	$0.32
March 31, 2017	$0.32
June 30, 2017	$0.61

Fuse’s share prices increased by more than 5x in the past year while the operations of the company have not improved, and the future expectations have not changed, aside from the anticipated transaction with CPM.  Fuse’s assets and equity have also decreased during that time.  This indicates that the share price of $0.61 is not based on the intrinsic value of Fuse.  Therefore, we performed our own analysis to determine the true fair market value of Fuse’s pre-transaction equity as of the Valuation Date.

Schedule F.1 presents the two approaches we utilized to determine Fuse’s pre-transaction share price.  Under the cost approach, we determined Fuse’s equity value by analyzing the costs associated with recreating Fuse’s assets.  As of June 30, 2017, Fuse had $718,959 in total assets.  We then added the cost of a public shell.  Prices for public shells often range from $100,000 to $500,000, plus all of the due diligence and legal costs associated with acquiring them.  Conservatively, we have estimated the cost of Fuse’s public shell to be $1.0 million.  The conclusion of Fuse’s intrinsic value was calculated to be $1.719 million.  With 15,890,808 shares outstanding as of the Valuation Date, Fuse’s pre-transaction value per was calculated to be $0.1082.

We also utilized the market approach to determine another indication of value per share for Fuse by relying on an actual purchase agreement for Fuse shares.  According to the Stock Purchase Agreement by and among Fuse Medical, Inc., Reeg Medical Industries, Inc., and NC 143 Family Holdings, LP, dated December 19, 2016, Fuse was authorized to sell a minority interest at $0.08 per share.  In order to calculate the per share value on a controlling interest basis, we applied a control premium of 32.4%16.  The pre-transaction price per share calculated under the market approach was calculated as $0.1059 per share.

[16]

A 32.4% control premium is based median control premium from the Mergerstat database for SIC 8742 – Medical, Dental, and Hospital Equipment and Supplies.  Schedule F.2 provides a breakdown of the Mergerstat data and the control premiums for the identified M&A transactions.

VALUESCOPEAppendix B | Page 11

EXHIBIT 99.1

Based on the separate valuation approaches described above, we concluded a Fuse pre-transaction price per share of $0.11.

Post-Closing Payments

A determination of the total purchase price of CPM must be made in order to determine the remaining post-transaction equity in Fuse.  As stated previously, the purchase price for CPM consists of an equity consideration payment worth $10.0 million and post-closing payments in the form of an initial earn out amount and a bonus earn out (collectively, the “Earn Out Payments”) based on EBITDA hurdles not to exceed total payments of $26.0 million from 2018 through 2034.

The income, market, and cost approaches do not provide a good determination of the value for the Earn Out Payments.  However, the they can be viewed as a “real option” as it is a contingent payment that is not priced in the market.  Real options can be valued using readily available option-pricing methods.

The binomial option pricing model (BOPM) uses a step procedure, allowing for the specification of nodes during the time span between the Valuation Date and the option's expiration date.  Each node represents a step of the model, and each step contains a decision between one possible upward and one possible downward movement.  Per the model’s name, binomial, each node has exactly two possible outcomes.

The BOPM takes a risk-neutral approach to valuation.  It assumes that underlying security prices will increase or decrease by a constant amount at each node.  The magnitude of the up or down moves typically reflects the volatility of the underlying equity security.

Option valuation using Monte Carlo simulation analysis is mathematically similar to that used in the BOPM.  However, in a Monte Carlo simulation, a computer is used to generate random price movements, which are constrained by the expected volatility of the underlying security.  Where each step in a binomial model contains two possible outcomes, each step in a Monte Carlo simulation contains an unlimited number of potential outcomes (simulations of 10,000 to 1,000,000 outcomes are common).

Monte Carlo simulation can be effective in valuing contingent payments as they are path dependent and often defined by sales or EBITDA hurdles, period growth rates, and previous payments.

We applied the Monte Carlo simulation analysis to the valuation of the Earn Out Payments to estimate annual EBITDA over the payment periods following the closing date.  The components of the Monte Carlo simulation used to estimate future EBITDA are discussed below and presented in Schedule F.3.

•	The base EBITDA figure (St), as found in Schedule B.2.
•	The risk-free rate of return (rt) defined as the 1-year U.S. Treasury bond rate as of the Valuation Date
•

VALUESCOPEAppendix B | Page 12

EXHIBIT 99.1

The annual growth rates minus the market-required rates of return (gt) for EBITDA.  The annual growth rates are determined based on management projections.  The market-required rate of return for EBITDA is determined based on 8 guideline companies and a function of the unlevered beta times the equity risk premium plus the risk-free rate.

•	The historical volatility (σ) of EBITDA for each year based on 8 public guideline companies
•	The step-size for each period (∆t), which is equal to one year
•	The unit normal random variable (z)

The projected annual EBITDA figures are simulated utilizing the following equation:

St+∆t = St * e ^ [(rt + gt – (σt2 / 2)) * ∆t + σ * z * √∆t]

The Earn Out Payments were then calculated for each simulation based on the projected EBITDA and EBITDA hurdles and discounted back to present value.  Based on the simulated EBITDA and hurdle figures in the Purchase Agreement, we calculated the present value of the Earn Out Payments to be $19.245 million.  The results of the simulation are presented in the graph below.

VALUESCOPEAppendix B | Page 13

EXHIBIT 99.1

Conclusion of Value

We calculated the remaining post-transaction equity value after consideration of the Earn Out Payments to be $12.220 million.  We calculated the post-transaction per share value for Fuse based on the total post-transaction Fuse outstanding shares after the $10.0 million equity issuance for the purchase of CPM.  The concluded post-transaction Fuse equity value per share is equal to $0.1855.  These calculations are presented in Summary Schedule and in the tables below.

Based on our analysis, the Transaction is FAIR to shareholders in Fuse from a financial point of view.

VALUESCOPEAppendix B | Page 14

EXHIBIT 99.1

SCHEDULES (Page Number)

SUMMARY and ConclusionSummary (1)

Financial Statement Analysis – FuseA.1 – A.3

Historical Income StatementsA.1 (2)

Historical Balance SheetsA.2 (3)

Selected Financial and Operating RatiosA.3 (4)

Financial Statement Analysis – CPMA.4 – A.6

Historical Income StatementsA.4 (5)

Historical Balance SheetsA.5 (6)

Selected Financial and Operating RatiosA.6 (7)

DISCOUNTED CASH FLOW MethodB

Summary of Projection InputsB.1 (8)

Projected Income StatementsB.2 (9)

Projected Balance SheetsB.3 (10)

Projected Capital ExpendituresB.4 (11)

Projected Tax Expenses B.5 (12)

Weighted Average Cost of Capital B.6 (13)

Synthesis of Net Cash Flow B.7 (14)

GUIDELINE PUBLIC COMPANY MethodC

Determination of Relevant MultiplesC.1 (15)

Summary and Application of MultiplesC.2 (16)

merger and acquisition MethodD (17)

equity valuation summary – Post-Transactione (18)

transaction analysisf

Pre-Transaction Share Price CalculationF.1 (19)

Review of Control Premium DataF.2 (20)

Simulation Inputs & Results – PV of Earn Out PaymentsF.3 (21)

Historical EBITDA Volatility CalculationF.4 (22)

Post-Transaction Share Price Calculation F.5 (23)

EXHIBIT 99.1

EXHIBIT 99.1

EXHIBIT 99.1

EXHIBIT 99.1

EXHIBIT 99.1

EXHIBIT 99.1

Fuse/CPM Transaction Fairness Opinion | **Schedule B.1**
Discounted Cash Flow Method - Post-Transaction | **Valuation Date: June 30, 2017**

Summary of Projection Inputs

Income Statement Inputs

	For the Projected Year Ended:										
	31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
Inflation estimate	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%
Real revenue growth rate	3.7%	3.7%	3.7%	3.7%	3.7%	3.0%	2.0%	1.5%	1.0%	0.5%	0.0%
Revenue growth rate	6.0%	6.0%	6.0%	6.0%	6.0%	5.5%	5.0%	4.5%	4.0%	3.5%	2.3%
Cost of sales (COS) (% of revenue)	55.6%	54.0%	53.0%	52.0%	51.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%
Gross profit margin	44.4%	46.0%	47.0%	48.0%	49.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%
SG&A expenses (% of revenue)	36.3%	38.0%	35.0%	35.0%	35.0%	34.0%	33.0%	32.0%	31.0%	31.0%	31.0%
EBITDA margin	8.1%	8.0%	12.0%	13.0%	14.0%	16.0%	17.0%	18.0%	19.0%	19.0%	19.0%
Income tax rate	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%

Balance Sheet Inputs

	For the Projected Year Ended:										
	31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
Days cash & equivalents *Basis: COS + SG&A*	6.0	5.5	5.5	5.5	5.5	5.5	5.5	5.5	5.5	5.5	5.5
Days A/R *Basis: Revenue*	90.0	85.0	80.0	75.0	70.0	65.0	65.0	65.0	65.0	65.0	65.0
Days inventory *Basis: Cost of sales*	300.0	300.0	300.0	300.0	300.0	300.0	300.0	300.0	300.0	300.0	300.0
Prepaid expenses *Basis: SG&A expenses*	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
Days A/P *Basis: Cost of sales*	65.0	65.0	65.0	65.0	65.0	65.0	65.0	65.0	65.0	65.0	65.0
Days accrued expenses *Basis: SG&A expenses*	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

EXHIBIT 99.1

EXHIBIT 99.1

Fuse/CPM Transaction Fairness Opinion | **Schedule B.3**
Discounted Cash Flow Method - Post-Transaction | **Valuation Date: June 30, 2017**

Projected Balance Sheets

	Projected As Of:										
	31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
Current Assets											
Cash & cash equivalents	$431,285	$419,521	$425,358	$445,756	$467,070	$481,299	$499,348	$515,532	$529,615	$548,151	$560,485
Accounts receivable, net	7,039,470	7,047,292	7,030,710	6,986,768	6,912,242	6,771,529	7,110,105	7,430,060	7,727,263	7,997,717	8,177,665
Inventory	13,046,485	13,431,309	13,973,536	14,532,477	15,108,187	15,626,605	16,407,935	17,146,293	17,832,144	18,456,269	18,871,535
Prepaid expenses & other current assets	62,180	63,247	61,749	65,454	69,382	71,106	72,466	73,432	73,983	76,572	78,295
Total Current Assets	20,579,419	20,961,369	21,491,353	22,030,456	22,556,881	22,950,540	24,089,855	25,165,316	26,163,004	27,078,709	27,687,980
Fixed assets, net	342,588	983,226	1,100,939	873,497	620,214	424,464	379,865	398,760	416,611	433,187	446,919
Other Assets	3,822	3,822	3,822	3,822	3,822	3,822	3,822	3,822	3,822	3,822	3,822
Total Assets	$20,925,829	$21,948,417	$22,596,115	$22,907,775	$23,180,917	$23,378,825	$24,473,542	$25,567,899	$26,583,437	$27,515,718	$28,138,722
Current Liabilities											
Accounts payable	$2,826,738	$2,910,117	$3,027,599	$3,148,703	$3,273,441	$3,385,764	$3,555,053	$3,715,030	$3,863,631	$3,998,858	$4,088,833
Accrued expenses	2,839,253	3,150,554	3,075,936	3,260,492	3,456,121	3,542,031	3,609,746	3,657,876	3,685,310	3,814,296	3,900,117
Other current liabilities	3,455,347	3,455,347	3,455,347	3,455,347	3,455,347	3,455,347	3,455,347	3,455,347	3,455,347	3,455,347	3,455,347
Total Current Liabilities	9,121,338	9,516,018	9,558,882	9,864,542	10,184,909	10,383,142	10,620,145	10,828,253	11,004,288	11,268,501	11,444,297
Deferred tax liability / (asset)	19,984	72,343	115,981	125,150	96,359	55,842	43,173	45,428	47,574	49,585	49,585
Total Liabilities	9,141,323	9,588,361	9,674,863	9,989,692	10,281,268	10,438,984	10,663,319	10,873,681	11,051,862	11,318,086	11,493,882
Total Capital											
Beginning capital	10,314,073	11,784,506	12,360,056	12,921,252	12,918,083	12,899,649	12,939,841	13,810,223	14,694,218	15,531,575	16,197,632
Current period earnings (loss)	1,437,847	1,399,927	2,265,811	2,614,847	2,998,087	3,703,755	4,253,072	4,758,233	5,229,437	5,411,233	5,530,895
Net cash flow	(32,586)	824,377	1,704,615	2,618,016	3,016,521	3,663,563	3,382,690	3,874,238	4,392,080	4,745,175	5,083,687
Ending Capital	11,784,506	12,360,056	12,921,252	12,918,083	12,899,649	12,939,841	13,810,223	14,694,218	15,531,575	16,197,632	16,644,840
Total Liabilities & Capital	$20,925,829	$21,948,417	$22,596,115	$22,907,775	$23,180,917	$23,378,825	$24,473,542	$25,567,899	$26,583,437	$27,515,718	$28,138,722

Working capital (CA - CL)	$11,458,081	$11,445,351	$11,932,471	$12,165,913	$12,371,972	$12,567,398	$13,469,709	$14,337,064	$15,158,716	$15,810,208	$16,243,683
WC balance as % revenue	40.1%	37.8%	37.2%	35.8%	34.3%	33.1%	33.7%	34.4%	34.9%	35.2%	35.4%
Additions (subtractions) thereto	1,162,576	(12,730)	487,120	233,442	206,059	195,425	902,311	867,354	821,652	651,492	433,475

EXHIBIT 99.1

Fuse/CPM Transaction Fairness Opinion
Discounted Cash Flow Method - Post-Transaction

Schedule B.4
Valuation Date: June 30, 2017

Projected Capital Expenditures

	31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
Fixed asset utilization rate	83.3x	30.8x	29.1x	38.9x	58.1x	89.6x	105.1x	104.6x	104.2x	103.7x	102.7x
Required assets	$342,588	$983,226	$1,100,939	$873,497	$620,214	$424,464	$379,865	$398,760	$416,611	$433,187	$446,919
Beginning assets	14,746	342,588	983,226	1,100,939	873,497	620,214	424,464	379,865	398,760	416,611	433,187
Depreciation	100,393	267,218	363,451	397,453	433,496	385,874	244,228	189,718	199,107	207,975	215,871
Required capital expenditures	$428,234	$907,857	$481,164	$170,011	$180,212	$190,124	$199,630	$208,613	$216,958	$224,551	$229,604
As % revenue	*1.5%*	*3.0%*	*1.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*

Economic / Book Depreciation Schedule:

		31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
Existing assets, net	**14,746**											
Depreciation life - existing assets	**1**	$14,746	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Depreciation life - capital expenditures	**5**											
Capital expenditures - 2017	$428,234	85,647	85,647	85,647	85,647	85,647	-	-	-	-	-	-
Capital expenditures - 2018	907,857		181,571	181,571	181,571	181,571	181,571	-	-	-	-	-
Capital expenditures - 2019	481,164			96,233	96,233	96,233	96,233	96,233	-	-	-	-
Capital expenditures - 2020	170,011				34,002	34,002	34,002	34,002	34,002	-	-	-
Capital expenditures - 2021	180,212					36,042	36,042	36,042	36,042	36,042	-	-
Capital expenditures - 2022	190,124						38,025	38,025	38,025	38,025	38,025	-
Capital expenditures - 2023	199,630							39,926	39,926	39,926	39,926	39,926
Capital expenditures - 2024	208,613								41,723	41,723	41,723	41,723
Capital expenditures - 2025	216,958									43,392	43,392	43,392
Capital expenditures - 2026	224,551										44,910	44,910
Capital expenditures - Residual	229,604											45,921
Total	$3,451,705	$100,393	$267,218	$363,451	$397,453	$433,496	$385,874	$244,228	$189,718	$199,107	$207,975	$215,871

Tax Depreciation Schedule:

		31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
Existing assets, net	**14,746**											
Depreciation life - existing assets	**1**	$14,746	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Depreciation life - capital expenditures	**5**											
Capital expenditures - 2017	$428,234	142,745	114,196	85,647	57,098	28,549	-	-	-	-	-	-
Capital expenditures - 2018	907,857		302,619	242,095	181,571	121,048	60,524	-	-	-	-	-
Capital expenditures - 2019	481,164			160,388	128,310	96,233	64,155	32,078	-	-	-	-
Capital expenditures - 2020	170,011				56,670	45,336	34,002	22,668	11,334	-	-	-
Capital expenditures - 2021	180,212					60,071	48,057	36,042	24,028	12,014	-	-
Capital expenditures - 2022	190,124						63,375	50,700	38,025	25,350	12,675	-
Capital expenditures - 2023	199,630							66,543	53,235	39,926	26,617	13,309
Capital expenditures - 2024	208,613								69,538	55,630	41,723	27,815
Capital expenditures - 2025	216,958									72,319	57,855	43,392
Capital expenditures - 2026	224,551										74,850	59,880
Capital expenditures - Residual	229,604											76,535
Total	$3,451,705	$157,491	$416,815	$488,130	$423,650	$351,236	$270,112	$208,031	$196,159	$205,239	$213,721	$220,930

EXHIBIT 99.1

Fuse/CPM Transaction Fairness Opinion
Discounted Cash Flow Method - Post-Transaction

Schedul
Valuation Date: June 30,

Projected Tax Expenses

Deferred Taxes

	Depreciable/ Amortizable	Estimated Life	31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
			Annual Depreciation & Amortization Expense										
Economic / Book Basis													
Fixed assets	Y	See B.4	$100,393	$267,218	$363,451	$397,453	$433,496	$385,874	$244,228	$189,718	$199,107	$207,975	$215,871
Intangible assets	Y	10	-	-	-	-	-	-	-	-	-	-	-
Goodwill	N	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*
Total Economic / Book Basis			$100,393	$267,218	$363,451	$397,453	$433,496	$385,874	$244,228	$189,718	$199,107	$207,975	$215,871
Income Tax Basis													
Fixed assets	Y	See B.4	$157,491	$416,815	$488,130	$423,650	$351,236	$270,112	$208,031	$196,159	$205,239	$213,721	$215,871
Intangible assets	Y	15	-	-	-	-	-	-	-	-	-	-	NA
Goodwill	Y	15	-	-	-	-	-	-	-	-	-	-	NA
Total Tax Basis			$157,491	$416,815	$488,130	$423,650	$351,236	$270,112	$208,031	$196,159	$205,239	$213,721	$215,871
Increase / (Decrease) in deferred tax liability @		35.0%	$19,984	$52,359	$43,638	$9,169	($28,791)	($40,516)	($12,669)	$2,255	$2,146	$2,011	$0
(Increase) / Decrease in deferred tax assets @		35.0%	-	-	-	-	-	-	-	-	-	-	-
Deferred tax expense			$19,984	$52,359	$43,638	$9,169	($28,791)	($40,516)	($12,669)	$2,255	$2,146	$2,011	$0
Total deferred tax liability (asset), net		-	19,984	72,343	115,981	125,150	96,359	55,842	43,173	45,428	47,574	49,585	49,585
Present value factor @	11.6%												
Present value													

Income Taxes and Net Operating Losses

		31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
Pretax income		2,212,073	2,153,734	3,485,863	4,022,842	4,612,441	5,698,085	6,543,188	7,320,358	8,045,287	8,324,973	8,509,069
Tax depreciation adjustment		57,098	149,597	124,679	26,197	(82,259)	(115,761)	(36,197)	6,441	6,132	5,746	-
Earnings before taxes and NOL utilization		2,154,975	2,004,137	3,361,184	3,996,645	4,694,701	5,813,846	6,579,385	7,313,917	8,039,155	8,319,228	8,509,069
Net operating loss utilization		-	-	-	-	-	-	-	-	-	-	-
Earnings before taxes		2,154,975	2,004,137	3,361,184	3,996,645	4,694,701	5,813,846	6,579,385	7,313,917	8,039,155	8,319,228	8,509,069
Income taxes @	35.0%	754,241	701,448	1,176,414	1,398,826	1,643,145	2,034,846	2,302,785	2,559,871	2,813,704	2,911,730	2,978,174

	31-Dec-17	31-Dec-18	31-Dec-19	31-Dec-20	31-Dec-21	31-Dec-22	31-Dec-23	31-Dec-24	31-Dec-25	31-Dec-26	Residual
Beginning net operating losses	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Additions to / (utilization of) net operating losses	-	-	-	-	-	-	-	-	-	-	-
Ending net operating losses	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

EXHIBIT 99.1

Fuse/CPM Transaction Fairness Opinion | Schedule B.6
Discounted Cash Flow Method - Post-Transaction | Valuation Date: June 30, 2017

Weighted Average Cost of Capital

(Dollar figures in thousands, except for per share figures)

Company Name	Ticker Symbol	Observed Beta	ValDate Shares Out	ValDate Share Price	ValDate Market Cap	ValDate Total Debt, Pref. & Min Int.	Avg. Debt / Equity	Debt / Total Cap	Effective Tax Rate	Unlevered Beta
Zimmer Biomet Holdings Inc	ZBH	0.85	201,644	$128.40	$25,891,093	$11,513,600	21.0%	17.4%	24.0%	0.73
Orthofix International NV	OFIX	1.00	18,044	$46.48	$838,701	$0	24.5%	19.7%	36.0%	0.86
Globus Medical Inc	GMED	0.87	96,086	$33.15	$3,185,239	$0	0.0%	0.0%	35.8%	0.87
NuVasive Inc	NUVA	0.92	50,663	$76.92	$3,896,979	$636,570	26.4%	20.9%	37.5%	0.79
Exactech Inc	EXAC	0.70	14,312	$29.80	$426,503	$16,000	10.3%	9.3%	34.9%	0.66
Cardinal Health Inc	CAH	0.82	315,883	$77.92	$24,613,569	$5,597,000	20.5%	17.0%	39.0%	0.73
Medtronic PLC	MDT	0.79	1,359,027	$88.75	$120,613,617	$33,563,000	23.6%	19.1%	19.1%	0.66
Stryker Corp	SYK	0.87	373,765	$138.78	$51,871,111	$7,219,000	7.7%	7.1%	26.2%	0.82
						High	26.4%	20.9%	39.0%	0.87
						Mean	16.8%	13.8%	31.5%	0.77
						Median	20.8%	17.2%	35.3%	0.76
						CV	0.57	0.54	0.23	0.11

Capital Asset Pricing Model (CAPM) Inputs	
(1) Effective tax rate	35.0%
(2) Risk-free rate [Rf]	2.6%
(3) Equity Risk Premium [ERP]	6.0%
(4) Unlevered beta	0.76
(5) Target debt/equity	20.8%
(6) Pretax cost of debt	4.3%
(7) Small Stock Risk Premium [SSRP]	5.6%

Capital Asset Pricing Model (CAPM) Calculations	
Relevered beta	0.87
Ke = Rf + (Levered Beta x ERP) + SSRP	
CAPM Cost of Equity (k_e)	**13.4%**
After-tax cost of debt	2.8%
Debt/capital ratio	17.2%
Weighted Average Cost of Capital (WACC)	**11.6%**

Notes:
(1) Reflects a C Corporation status for valuation purposes
(2) 20-Year United States Treasury rate as of June 30, 2017
(3) Duff & Phelps 2016 Valuation Handbook, long-term supply side ERP
(4) Unlevered and relevered using Hamada method
(5) Median debt-to-equity of the guideline companies
(6) Yield on Moody's Baa-rated corporate bonds as of June 30, 2017
(7) Small stock risk premium 10th decile (Source: Duff & Phelps 2016 Valuation Handbook)

EXHIBIT 99.1

EXHIBIT 99.1

Fuse/CPM Transaction Fairness Opinion
Guideline Public Company Method

Schedule C.1
Valuation Date: June 30, 2017

Determination of Relevant Multiples

(Dollar figures in thousands, except for per share figures)

Valuation Date 6/30/17	Ticker:	ZBH	OFIX	GMED	NUVA	EXAC	CAH	MDT	SYK		
	Company:	Zimmer Biomet Holdings Inc	Orthofix International NV	Globus Medical Inc	NuVasive Inc	Exactech Inc	Cardinal Health Inc	Medtronic PLC	Stryker Corp		
LTM Operating Performance										**Mean**	**Median**
Revenue **(S)**		$7,757,200	$413,847	$580,539	$996,832	$261,757	$128,394,000	$29,710,000	$11,785,000		
Gross profit		$5,514,200	$325,551	$441,628	$749,352	$181,233	$6,586,000	$20,419,000	$7,815,000		
% margin		71.1%	78.7%	76.1%	75.2%	69.2%	5.1%	68.7%	66.3%	***63.8%***	***70.2%***
Earnings before interest, taxes, depreciation & amortization **(EBITDA)**		$2,635,100	$56,277	$200,635	$215,188	$42,875	$3,135,000	$9,338,000	$3,228,000		
% margin		34.0%	13.6%	34.6%	21.6%	16.4%	2.4%	31.4%	27.4%	***22.7%***	***24.5%***
Earnings before interest & taxes **(EBIT)**		$1,575,100	$34,337	$156,300	$104,189	$23,369	$2,434,000	$6,421,000	$2,634,000		
% margin		20.3%	8.3%	26.9%	10.5%	8.9%	1.9%	21.6%	22.4%	***15.1%***	***15.4%***
Net income to common shareholders		$496,500	($3,330)	$105,045	$53,283	$344	$1,346,000	$4,028,000	$1,689,000		
% margin		6.4%	-0.8%	18.1%	5.3%	0.1%	1.0%	13.6%	14.3%	***7.3%***	***5.9%***
Calculation of Equity and Capital Value											
Share price as of	6/30/2017	$128.40	$46.48	$33.15	$76.92	$29.80	$77.92	$88.75	$138.78		
Shares out (000s)		201,644	18,044	96,086	50,663	14,312	315,883	1,359,027	373,765		
Market capitalization		25,891,093	838,701	3,185,239	3,896,979	426,503	24,613,569	120,613,617	51,871,111		
Less: cash & equivalents		1,039,500	41,652	326,098	134,008	11,173	1,368,000	13,708,000	3,279,000		
Equity value less cash **(P)**		24,851,593	797,049	2,859,141	3,762,971	415,330	23,245,569	106,905,617	48,592,111		
Minority interest		800	-	-	5,145	-	136,000	122,000	-		
Preferred stock		-	-	-	-	-	-	-	-		
Total debt		11,512,800	-	-	631,425	16,000	5,461,000	33,441,000	7,219,000		
Enterprise value **(EV)**		36,365,193	797,049	2,859,141	4,399,541	431,330	28,842,569	140,468,617	55,811,111		
Operating Multiples										**Mean**	**Median**
EV/S		4.7	1.9	4.9	4.4	1.6	0.2	4.7	4.7	**3.4**	**4.6**
EV/EBITDA		13.8	14.2	14.3	20.4	10.1	9.2	15.0	17.3	**14.3**	**14.2**
EV/EBIT		23.1	23.2	18.3	42.2	18.5	11.8	21.9	21.2	**22.5**	**21.5**

EXHIBIT 99.1

EXHIBIT 99.1

Fuse/CPM Transaction Fairness Opinion
Merger & Acquisition Method

Schedule D
Valuation Date: June 30, 2017

Transaction Approach

Industry Transactions - See Criteria Below

Date	Target	Target Revenue ($mm)	Target EBITDA ($mm)	Target EBITDA Margin (%)	Enterprise Value ($mm)	Acquirer	EV/S	EV/EBITDA
5/1/2017	Span-America Medical Systems Inc	61.8	7.3	11.8%	73.8	Savaria Corp	1.2	10.1
11/20/2015	Liberator Medical Holdings Inc	81.6	24.1	29.6%	174.6	CR Bard Inc	2.1	7.2
8/14/2015	HASCO Medical Inc	93.5	5.2	5.6%	48.8	WMK Inc	0.5	9.3
8/4/2014	Symmetry Medical Inc	397.3	51.1	12.9%	436.3	Tecomet Inc	1.1	8.5
6/25/2014	Medical Action Industries Inc	287.8	15.2	5.3%	279.8	Owens & Minor Inc	1.0	18.4
4/24/2014	Biomet Inc	3,162.8	813.2	25.7%	18,970.5	Zimmer Holdings Inc	6.0	23.3
2/17/2014	Chindex International Inc	187.7	13.3	7.1%	446.7	Investor Group	2.4	33.5
11/14/2013	Kimberly-Clark Health Care Inc	1,664.0	250.6	15.1%	1,742.2	Shareholders	1.0	7.0
6/12/2013	Pioneer Surgical Technology Inc	88.2	7.0	7.9%	137.6	RTI Biologics Inc	1.6	19.8
10/25/2012	PSS World Medical Inc	1,896.8	158.6	8.4%	1,796.2	McKesson Corp	0.9	11.3
7/1/2012	Lincare Holdings Inc	1,964.0	470.1	23.9%	4,326.6	Linde AG	2.2	9.2
4/18/2011	Synthes Inc	4,087.4	1,760.1	43.1%	18,205.2	Johnson & Johnson	4.5	10.3

Transaction Multiples

Transaction Data Summary ($ Millions)

	Revenue	EBITDA	EBITDA %	Enterprise Value
Mean	1,164.4	298.0	16.4%	3,888.5
Median	342.6	37.6	12.3%	441.5

Summary Statistics (2011 - 2017)

	EV/S	EV/EBITDA
Number of Data Points	12	12
High	6.0	33.5
75th %	2.2	18.8
Mean	2.0	14.0
Median	1.4	10.2
25th %	1.0	9.0
Low	0.5	7.0

Transaction Selection Criteria

Industry Classification (Target):
- Medical and Hospital Equipment and Supplies

Geographic Region: United States and Canada
Status: Announced or Closed or Effective
Percent Sought: Greater than 50%
Keyword(s):
Transaction Dates: Last 6 years

Source: *Thomson Reuters*

	EV/S	EV/EBITDA
75th %	2.2	18.8
Median	1.4	14.0
25th %	1.0	9.0
Projected Year 2018	$30,261,899	$2,420,952
Implied Enterprise Value - 75th %	$68,006,053	$45,453,372
Implied Enterprise Value - Median	$41,670,635	$33,903,414
Implied Enterprise Value - 25th %	$31,116,798	$21,879,958
Indicated Enterprise Value *Average of boxed figures*		$39,678,393
Discount Factor Adjustment @ 11.6%		*0.8482*
Adjusted Enterprise Value		$33,655,635
Plus: Cash and equivalents		$712,957
Less: Total debt		($3,092,590)
Concluded Equity Value - Control		**$31,276,002**

EXHIBIT 99.1

EXHIBIT 99.1

EXHIBIT 99.1

EXHIBIT 99.1

EXHIBIT 99.1

EXHIBIT 99.1